SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2011

PureSafe Water Systems, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-30544
(State or other jurisdiction of incorporation)	(Commission File Number)

25 Fairchild Avenue – Suite 250, Plainview, NY	11803
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 208-8250

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 25, 2010, we entered into a General Management Service Agreement (the “HEI Agreement”) with Hidell-Eyster International (“HEI”) to assist us in the management of our business and oversee financial performance in accordance with the Company’s Board of Directors’ approved budgets and operating plans. During Phase 1 under the HEI Agreement, HEI provided professional services from Carroll S. Keim, serving as President of the Company, Henry R. Hidell, serving as Chief Operating Officer, Kathleen Ransome, Dr. Thomas Brewer, and Richard Pellerito, serving as Vice President—Technical Sales. Pursuant to the terms of the HEI Agreement, the Board appointed, effective March 26, 2010, Mr. Keim as President, Mr. Hidell as Chief Operating Officer, and Mr. Pellerito as Vice President—Technical Sales.

On October 23, 2010, we entered into a Modification Agreement (“Modification Agreement”) to the HEI Agreement that provided (1) for reduction of the Company’s payments under the HEI Agreement to payments of $10,000 per month for the services of Mr. Hidell and $8,000 per month for the services of Mr. Pellerito, and (2) that Mr. Hidell would act as Chief Operating Officer for our manufacturing subsidiary and Mr. Pellerito would act as Vice President and Director of Technical Sales for the Company. The Modification Agreement further provided that Mr. Keim would be terminated as President of the Company effective November 1, 2010, which termination took place as scheduled. The Modification Agreement extended the period for our notice to modify or terminate the HEI Agreement to December 31, 2010. On November 15, 2010, we received notice from HEI terminating any and all of its obligations under the terms of the amended HEI Agreement and demanding payment of all compensation due HEI under the terms of the HEI Agreement.  As of November 15, 2010, Henry R. Hidell, III and Richard Pellerito resigned as officers of the Company, and Mr. Hidell also resigned as a director.

As of December 29, 2010, we entered into a Settlement Agreement (“Settlement Agreement”) with HEI confirming termination of the HEI Agreement as of November 15, 2010. The Settlement Agreement provides for transitional consulting services to be provided to us by HEI employees for up to a total of 60 hours in the six month period following execution of the Agreement, and at specified hourly rates for additional consulting services. We have agreed to make a payment of $20,000 within two business days following execution of the Settlement Agreement and a payment of $15,000 on January 15, 2011, which payments have been made. We further agreed to make payments of $15,000 on February and March 15, 2011; payments of $20,000 on April, May, June and July 15, 2011; payments of $25,000 on August, September and October 15, 2011; and a final payment of $30,000 on November 14, 2011.

FOR THE FULL TERMS OF THE SETTLEMENT AGREEMENT WITH HIDELL-EYSTER, PLEASE REFER TO THE COPY OF THE SETTLEMENT AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Operating Officer

On December 1, 2011, the Company’s Board of Directors approved the appointment of Gerard R. Stoehr as Chief Operating Officer of the Company, pursuant to an Employment Agreement, dated as of January 1, 2011 (the “Employment Agreement”). The Employment Agreement is for a term of three years, which is extended on a yearly basis unless either party notifies the other in writing more than 90 days prior to the relevant anniversary date that the Employment Agreement is no longer to be extended. Mr. Stoehr’s base annual salary under the Employment Agreement is $120,000, plus a guaranteed bonus or incentive payment of $60,000, payable in $30,000 installments on June 30 and December 31, 2011, with a six-month review for merit by the Board. The Company may terminate the Employment Agreement for “cause” as specified therein [including failure by the executive to perform his duties or material breach of the Employment Agreement, including disclosure of confidential information; his engaging in illegal conduct or conduct injurious to the Company; or his conviction of a felony], and Mr. Stoehr may terminate for “good reason” [including assignment of duties to the executive inconsistent with his position; transfer of the Company’s executive offices to a location more than 25 miles from Plainview; or a change in control of the Company]. If the Company terminates for cause, it is required to pay Mr. Stoehr (1) his annual minimum salary due through the date of termination, (2) any unpaid annual incentive payment earned for a prior period, (3) any accrued and unused vacation pay, and (4) any business expenses that are unreimbursed as of the date of termination.  If Mr. Stoehr terminates the Employment Agreement for good reason, or if the Company terminates without cause, the Employment Agreement provides that Mr. Stoehr would be paid additionally a severance payment representing the balance of his annual minimum salary and incentive payment through the end of the next anniversary of the Employment Agreement, but in any case such severance payment would paid for a period of at least three months.

FOR THE FULL TERMS OF THE EMPLOYMENT AGREEMENT WITH GERARD STOEHR, PLEASE REFER TO THE COPY OF THIS AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Gerard R. Stoehr

Gerard Stoehr, age 57, was appointed Chief Operating Officer of the Company effective January 1, 2011.  Prior to his position with the Company, from September 1, 2007 through 2010, Mr. Stoehr was president of Hudson Rail Products and Services, Long Island City, New York, which provides technical and administrative support for warranty, modifications and general field services for car builders, system suppliers and transit authorities. Prior thereto, from August 1, 2004, Mr. Stoehr was General Manager – Customer Services for Bombardier Transportation, Long Island City, New York, in charge of customer acceptance and warranty support for all passenger trains delivered in North America by Bombardier. From 1999 through 2004, Mr. Stoehr was Vice President & General Manager –Business Jet Group-Holbrook operations, for the B/E Aerospace manufacturing operations, Wellington, Florida.

Mr. Stoehr received his Degree in Business Administration from the New York University Stern School of Business in 1989.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

10.43	Settlement Agreement, dated as of December 29, 2010, between Hidell—Eyster International and the Company.

10.44	Employment Agreement, dated as of January 1, 2011, between Gerard R. Stoehr and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PureSafe Water Systems, Inc.

Date: January 26, 2011
By: /s/ Leslie Kessler
Leslie J. Kessler, President

EXHIBIT INDEX

10.43	Settlement Agreement, dated as of December 29, 2010, between Hidell—Eyster International and the Company.

10.44	Employment Agreement, dated as of January 1, 2011, between Gerard R. Stoehr and the Company.